Exhibit 99.1

AppLovin Announces Third Quarter 2022 Financial Results

PALO ALTO – November 9, 2022 – AppLovin Corporation (NASDAQ: APP) (“AppLovin”), a leading marketing platform, today announced financial results for the quarter ended September 30, 2022 and posted a Shareholder Letter at www.investors.applovin.com.

Webcast and Conference Calls

AppLovin will host a webinar today at 2:00 PM PT / 5:00 PM ET, during which management will discuss third quarter 2022 results and provide commentary on business performance. A question-and-answer session will follow the prepared remarks.

The webinar may be accessed on the Company’s investor relations website or via the following dial-in number: 1-669-900-6833 and using webinar ID: 978 5726 1544. A replay of the webinar will also be available under the Events & Presentations section of our Investor Relations website.

About AppLovin

AppLovin enables developers to grow their business. Businesses rely on AppLovin’s market leading technologies to solve their mission-critical functions with a powerful, full stack solution including user acquisition, monetization and measurement. AppLovin is headquartered in Palo Alto, California with several offices globally.

Contacts

Investors Ryan Gee ir@applovin.com	Press Kim Hughes press@applovin.com

Source: AppLovin Corp.